Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	July 5, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: July 25, 2007

•	Initial valuation date: July 20, 2007

•	Final valuation date: January 18, 2008

•	Maturity date: January 24, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD%

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Elan Corporation, plc	TBD	FWP-7	ELN	TBD	19.00%	80.00%	TBD	TBD	TBD	TBD	E778	06738G GP9/ US06738GGP90
Under Armour, Inc.	TBD	FWP-9	UA	TBD	12.25%	80.00%	TBD	TBD	TBD	TBD	E-779	06738G GQ7/ US06738GGQ73
Garmin Ltd.	TBD	FWP-11	GRMN	TBD	11.50%	80.00%	TBD	TBD	TBD	TBD	E-780	06738G GR5/ US06738GGR56
Peabody Energy Corporation	TBD	FWP-13	BTU	TBD	13.00%	80.00%	TBD	TBD	TBD	TBD	E-781	06738G GS3/ US06738GGS30
Hologic, Inc.	TBD	FWP-15	HOLX	TBD	12.25%	80.00%	TBD	TBD	TBD	TBD	E-782	06738G GT1/ US06738GGT13
IntercontinentalExchange, Inc.	TBD	FWP-17	ICE	TBD	13.00%	75.00%	TBD	TBD	TBD	TBD	E-783	06738G GU8/ US06738GGU85
SiRF Technology Holdings, Inc.	TBD	FWP-19	SIRF	TBD	17.00%	70.00%	TBD	TBD	TBD	TBD	E-784	06738G GV6/ US06738GGV68

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

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SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement

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called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

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Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Elan Corporation, plc

According to publicly available information, Elan Corporation, plc (the “Company”) an Irish public limited company, is a neuroscience-based biotechnology company headquartered in Dublin, Ireland. The Company was incorporated as a private limited company in Ireland in December 1969 and became a public limited company in January 1984.

The Company’s operations are organized into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in research, development and commercial activities and includes the Company’s activities in the areas of autoimmune diseases, neurodegenerative diseases, and the Company’s specialty business group.

EDT focuses on product development, scale-up and manufacturing to address drug optimization challenges of the pharmaceutical industry.

The Company’s principal executive offices are located at Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland and the telephone number is 353-1-709-4000.

The linked share’s SEC file number is 001-13896.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$62.85	$41.55	$48.45
December 31, 2001	$52.00	$39.35	$45.06
March 29, 2002	$45.18	$12.12	$13.91
June 28, 2002	$13.97	$5.30	$5.47
September 30, 2002	$5.65	$1.32	$1.93
December 31, 2002	$3.09	$1.04	$2.46
March 31, 2003	$4.95	$2.25	$2.79
June 30, 2003	$9.00	$2.70	$5.64
September 30, 2003	$6.46	$4.05	$5.29
December 31, 2003	$7.06	$4.73	$6.89
March 31, 2004	$21.00	$6.89	$20.62
June 30, 2004	$25.50	$19.16	$24.74
September 30, 2004	$25.90	$16.45	$23.40
December 31, 2004	$30.45	$20.52	$27.25
March 31, 2005	$29.44	$3.00	$3.24
June 30, 2005	$8.40	$3.31	$6.82
September 30, 2005	$9.48	$6.72	$8.86
December 30, 2005	$14.47	$7.62	$13.93
March 31, 2006	$16.83	$11.88	$14.44
June 30, 2006	$19.35	$14.06	$16.70
September 29, 2006	$16.85	$13.16	$15.38
December 29, 2006	$16.14	$13.81	$14.75
March 30, 2007	$15.10	$11.70	$13.29
June 29, 2007	$22.40	$13.31	$21.93
July 3, 2007*	$22.88	$22.16	$22.33

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ELN

Initial price: $22.33

Protection level: 80.00%

Protection price: $17.86

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.782803

Coupon: 19.00% per annum

Maturity: January 24, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.83

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	N/A	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

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Under Armour, Inc.

According to publicly available information, Under Armour, Inc.’s (the “Company”) principal business activity is the design, development, marketing and distribution of technologically advanced, branded performance products for men, women and youth. The Company designs and sells a broad offering of apparel and accessories that utilize a variety of synthetic microfiber fabrications.

The Company’s products are offered globally in approximately 12,000 retail stores and can currently be purchased across the United States, Canada, Japan and Europe through large national and regional chains of retailers, as well as smaller, independent and specialty retailers. The Company’s products are worn by professional football, baseball, hockey and soccer players, as well as athletes in major collegiate and Olympic sports. Virtually all of the Company’s products are manufactured by unaffiliated manufacturers operating in 19 countries. Most of the Company’s products are manufactured in facilities outside of the United States.

The linked share’s SEC file number is 000-51626.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	NA	NA	NA
June 30, 2006	NA	NA	NA
September 29, 2006	NA	NA	NA
December 29, 2006	$53.68	$48.78	$50.45
March 30, 2007	$52.30	$43.34	$51.30
June 29, 2007	$53.23	$41.37	$45.65
July 3, 2007*	$49.09	$45.66	$49.09

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UA

Initial price: $49.09

Protection level: 80.00%

Protection price: $39.27

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.370748

Coupon: 12.25% per annum

Maturity: January 24, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.21

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

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Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.73	$6.35	$8.06
December 31, 2001	$10.75	$7.58	$10.66
March 29, 2002	$11.48	$9.30	$11.46
June 28, 2002	$12.13	$10.68	$11.03
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
July 3, 2007*	$76.67	$73.58	$75.18

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $75.18

Protection level: 80.00%

Protection price: $60.14

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.301410

Coupon: 11.50% per annum

Maturity: January 24, 2008

Dividend yield: 0.67% per annum

Coupon amount monthly: $9.58

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.34%
+ 90%	5.75%		90.34%
+ 80%	5.75%		80.34%
+ 70%	5.75%		70.34%
+ 60%	5.75%		60.34%
+ 50%	5.75%		50.34%
+ 40%	5.75%		40.34%
+ 30%	5.75%		30.34%
+ 20%	5.75%		20.34%
+ 10%	5.75%		10.34%
+ 5%	5.75%		5.34%
0%	5.75%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.66%
- 10%	5.75%	-4.25%	-9.66%
- 20%	5.75%	-14.25%	-19.66%
- 30%	N/A	-24.25%	-29.66%
- 40%	N/A	-34.25%	-39.66%
- 50%	N/A	-44.25%	-49.66%
- 60%	N/A	-54.25%	-59.66%
- 70%	N/A	-64.25%	-69.66%
- 80%	N/A	-74.25%	-79.66%
- 90%	N/A	-84.25%	-89.66%
- 100%	N/A	-94.25%	-99.66%

FWP-11

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$8.00	$5.55	$6.03
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 29, 2006	$48.59	$34.05	$40.41
March 30, 2007	$44.60	$36.20	$40.24
June 29, 2007	$55.76	$39.96	$48.38
July 3, 2007*	$49.23	$48.12	$48.85

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $48.85

Protection level: 80.00%

Protection price: $39.08

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.470829

Coupon: 13.00% per annum

Maturity: January 24, 2008

Dividend yield: 0.50% per annum

Coupon amount monthly: $10.83

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.25%
+ 90%	6.50%		90.25%
+ 80%	6.50%		80.25%
+ 70%	6.50%		70.25%
+ 60%	6.50%		60.25%
+ 50%	6.50%		50.25%
+ 40%	6.50%		40.25%
+ 30%	6.50%		30.25%
+ 20%	6.50%		20.25%
+ 10%	6.50%		10.25%
+ 5%	6.50%		5.25%

0%	6.50%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.75%
- 10%	6.50%	-3.50%	-9.75%
- 20%	6.50%	-13.50%	-19.75%
- 30%	N/A	-23.50%	-29.75%
- 40%	N/A	-33.50%	-39.75%
- 50%	N/A	-43.50%	-49.75%
- 60%	N/A	-53.50%	-59.75%
- 70%	N/A	-63.50%	-69.75%
- 80%	N/A	-73.50%	-79.75%
- 90%	N/A	-83.50%	-89.75%
- 100%	N/A	-93.50%	-99.75%

FWP-13

Hologic, Inc.

According to publicly available information, Hologic, Inc. (the “Company”) is a leading developer, manufacturer and supplier of diagnostic and medical imaging systems primarily dedicated to serving the healthcare needs of women.

The Company’s core women’s healthcare business units are focused on mammography and breast care, and osteoporosis assessment. The Company’s customers include hospitals, imaging clinics and private practices, many of the leading healthcare organizations in the world and major pharmaceutical companies utilizing its products in conducting clinical trials.

The linked shares SEC file number is: 0-18281.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$3.41	$2.24	$2.53
December 31, 2001	$5.72	$2.36	$4.65
March 29, 2002	$8.30	$4.50	$7.73
June 28, 2002	$9.03	$5.96	$7.24
September 30, 2002	$7.12	$4.28	$4.90
December 31, 2002	$7.17	$4.95	$6.11
March 31, 2003	$6.53	$3.55	$4.31
June 30, 2003	$6.80	$4.23	$6.59
September 30, 2003	$8.40	$6.25	$6.82
December 31, 2003	$8.90	$6.35	$8.67
March 31, 2004	$10.50	$8.40	$10.13
June 30, 2004	$11.68	$9.25	$11.63
September 30, 2004	$11.89	$8.89	$9.64
December 31, 2004	$14.51	$9.46	$13.74
March 31, 2005	$19.42	$12.31	$15.94
June 30, 2005	$20.36	$14.78	$19.88
September 30, 2005	$30.10	$18.34	$28.88
December 30, 2005	$40.01	$24.53	$37.92
March 31, 2006	$55.94	$35.26	$55.35
June 30, 2006	$56.71	$35.37	$49.36
September 29, 2006	$50.00	$38.08	$43.52
December 29, 2006	$52.33	$41.95	$47.28
March 30, 2007	$60.24	$45.88	$57.64
June 29, 2007	$63.18	$50.96	$55.31
July 3, 2007*	$57.46	$55.46	$56.21

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOLX

Initial price: $56.21

Protection level: 80.00%

Protection price: $44.97

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.790429

Coupon: 12.25% per annum

Maturity: January 24, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.21

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

FWP-15

IntercontinentalExchange, Inc.

According to publicly available information, IntercontinentalExchange, Inc. (the “Company”) operates the leading electronic global futures and over-the-counter, or OTC, marketplace for trading a broad array of energy products as well as the leading global soft commodities exchange. Currently, it is the only marketplace to offer an integrated electronic platform for side-by-side trading of energy products in both futures and OTC markets. Through its electronic trading platform, the Company’s marketplace brings together buyers and sellers of derivative and physical commodities contracts. The Company offers open-outcry trading in NYBOT’s regulated futures and options markets, including soft commodities, foreign exchange and equity and commodity indices.

The linked share’s SEC file number is 1-32671.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	$43.90	$31.27	$36.35
March 31, 2006	$73.57	$36.00	$69.05
June 30, 2006	$82.35	$45.27	$57.94
September 29, 2006	$77.90	$51.77	$75.07
December 29, 2006	$113.85	$72.15	$107.90
March 30, 2007	$167.00	$109.00	$122.21
June 29, 2007	$162.47	$120.56	$147.85
July 3, 2007*	$149.39	$144.55	$148.88

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ICE

Initial price: $148.88

Protection level: 75.00%

Protection price: $111.66

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.716819

Coupon: 13.00% per annum

Maturity: January 24, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.83

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

FWP-17

SiRF Technology Holdings, Inc.

According to publicly available information, SiRF Technology Holdings, Inc. (the “Company”) is a leading supplier of Global Positioning System, or GPS, based location technology solutions designed to provide location awareness capabilities in high-volume mobile consumer and commercial applications. Location awareness capabilities allow a user to determine and use location information to gain access to applications and services, such as navigation or roadside assistance, and may be combined with wireless connectivity to enable a range of tracking and location applications, such as child and asset locators. Its products use GPS, which is a system of satellites designed to provide longitude, latitude and time information to GPS-enabled devices virtually anywhere in the world

The linked share’s SEC file number is 000-50669.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	$18.76	$11.96	$13.07
September 30, 2004	$15.72	$8.80	$14.23
December 31, 2004	$15.01	$10.41	$12.72
March 31, 2005	$12.91	$9.94	$11.16
June 30, 2005	$18.07	$10.76	$17.68
September 30, 2005	$31.25	$17.00	$30.13
December 30, 2005	$31.60	$23.35	$29.80
March 31, 2006	$42.50	$28.24	$35.41
June 30, 2006	$39.95	$26.71	$32.22
September 29, 2006	$33.29	$18.21	$23.99
December 29, 2006	$32.19	$19.75	$25.52
March 30, 2007	$34.15	$23.29	$27.76
June 29, 2007	$29.45	$20.36	$20.74
July 3, 2007*	$20.98	$20.75	$20.82

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 3, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SIRF

Initial price: $20.82

Protection level: 70.00%

Protection price: $14.57

Physical delivery amount: 48($1,000/Initial price)

Fractional shares: 0.030740

Coupon: 17.00% per annum

Maturity: January 24, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.17

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	8.50%	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

FWP-19